EXHIBIT 10.16
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                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("AGREEMENT") is entered into between Schnitzer Steel Industries, Inc. ("COMPANY") and Barry A. Rosen ("ROSEN").

                                   BACKGROUND

     A.   Rosen has served as the Chief Financial Officer of the Company since
1982.

     B. Rosen advised the Company that he intended to retire as of the close of the Company's current fiscal year. The Company has determined that it is in the Company's best interest to delay Rosen's retirement in order to effectuate an orderly transition of his duties to a new chief financial officer of the Company.

     C. Rosen has agreed to remain as the Chief Financial Officer of the Company, subject to entering into this Agreement.

     D. The parties agree that the obligations and benefits of the parties in this Agreement are reasonable under the circumstances, and each party has entered freely into this Agreement.

          Therefore, the parties agree as follows:

     1.   SERVICES.

          1.1 TERM. Subject to earlier termination in accordance with Section 3, the Company will continue to employ Rosen, and Rosen will work for the Company in the terms set forth in this Agreement from September 1, 2004 (the "EFFECTIVE DATE") until June 2, 2005 (the "EXPIRATION DATE"). Company, at its sole option may extend the Term of this Agreement for up to an additional three
(3) months, by notice given to Rosen not later than May 1, 2005, which notice shall specify the new Expiration Date.

          1.2 SERVICES. Rosen will continue to perform his responsibilities as Chief Financial Officer of the Company under the direction of the Company's Chief Executive Officer in the manner as Rosen has performed for the Company prior to the date hereof. Rosen will also be responsible for training his successor as designated by the Chief Executive Officer. Without limiting the generality of the foregoing, subject to the direction of the Chief Executive Officer, Rosen shall have responsibility for, and exercise authority over, the financial operations of the Company. Rosen shall continue to be appointed Vice-President and Chief Financial Officer of the Company during the term of this Agreement.

          1.3 OBLIGATIONS OF ROSEN. Rosen will devote his full time to employment with the Company during the term of this Agreement.
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     2.   COMPENSATION.

          2.1 BASE SALARY. From the Effective Date and during the term of this Agreement, Rosen will continue to receive his annual base salary, with such increases, if any, as may be approved by the Compensation Committee of the Company's Board of Directors.

          2.2 EVA BONUS. Rosen will receive his EVA Bonus on the date the Company distributes EVA Bonuses to its employees for fiscal year 2004. Rosen shall receive his EVA Bonus Bank on November 30, 2004. All EVA payments shall be subject to standard payroll deductions. Rosen waives any right to receive an EVA Bonus attributable to his employment from the Effective Date until the Expiration Date.

          2.3 RETENTION BONUS. In consideration of Rosen entering into this Agreement, Rosen will be paid a bonus in the amount of $280,000.00 on November 30, 2004. The bonus payment shall be subject to standard payroll deductions.

          2.4 STOCK OPTIONS. The parties acknowledge that Rosen was granted stock options during calendar years 2001 through 2003 pursuant to Stock Option Agreements between the Company and Rosen ("STOCK OPTION AGREEMENTS"), which will not be vested as of the Expiration Date. In further consideration of Rosen's undertakings hereunder, the Company agrees that subject to termination of Rosen's employment pursuant to Sections 3.1 or 3.2 below, the Stock Option Agreements are hereby amended to provide that all stock options granted thereunder, if not sooner vested, will be vested on June 2, 2005.

          2.5 OTHER BENEFITS. Except as otherwise provided in this Agreement, the employee benefits and retirement program in effect for the Company to which Rosen will be entitled and in which he will be entitled to participate during the term of this Agreement will be identical to those in which he currently participates, as such benefits and programs may be modified from time to time for all Company participants. Notwithstanding the foregoing, Rosen will not earn any additional years of Credited Service under the Company's Supplemental Executive Retirement Bonus Plan from and after the Effective Date.


     3. TERMINATION BENEFITS AND OBLIGATIONS ON TERMINATION. Rosen's employment pursuant to this Agreement may be terminated by Rosen or by the Company as set forth in this Section 3.

          3.1 AUTOMATIC TERMINATION. Rosen's employment will terminate automatically upon his death or permanent disability, as determined pursuant to the Company's policies as set forth in its Employee Policy Manual. In the event of termination of this Agreement pursuant to this Section 3.1, Rosen will have the right to receive the bonuses provided for in Sections 2.2 and 2.3 above, but the amendment to the Stock Option Agreements described in Section 2.4 above will be null and void.

          3.2 TERMINATION BY COMPANY FOR CAUSE OR BY ROSEN. Rosen's employment under this Agreement may be terminated at the option of the Company's Board of Directors for cause only for fraud, dishonesty or willful misconduct compromising Rosen's reputation or ability to represent the Company in performing his duties under this Agreement. In the event of termination of this Agreement by the Company pursuant to this Section 3.2, or if Rosen terminates this Agreement for any reason other than as provided in Section 3.1 above,

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Rosen will have the right to receive the salary provided for in Section 2.1 that has been earned by him through the date of his termination. All other amounts and benefits due to Rosen hereunder that have not been delivered to Rosen prior to the Termination Date shall be deemed forfeited and the amendment to the Stock Option Agreements described in Section 2.4 above will be null and void.

          3.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. In the event of termination of Rosen's employment without cause, Rosen will have the right to receive all bonuses and benefits as provided for in Section 2 above, which shall be payable as provided therein.


     4.   MISCELLANEOUS PROVISIONS.

          4.1 NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing (which may take the form of a telecopy or email communication) and shall be sent by certified mail, return receipt requested, telecopier, email or hand delivery:

                 (a)   If to the Company, to the following address:

                       Schnitzer Steel Industries, Inc.
                       3200 NW Yeon Avenue
                       Portland, OR 97210
                       Attention:  Robert W. Philip, President and CEO
                       Telecopy:  (503) 323-2793
                       Email:  bphilip@schn.com

                       with copy to:

                       Schnitzer Steel Industries, Inc.
                       3200 NW Yeon Avenue
                       Portland, OR 97210
                       Attention:  Ilene Dobrow Davidson, Secretary
                       Telecopy:  (503) 299-2277
                       Email:  idavidson@schn.com


                 (b)   If to Rosen, to the following address:

                       Barry A. Rosen
                       1130 NW 12th Ave., #708
                       Portland, OR  97209
                       Telecopy:  (503) 323-2793
                       Email:  brosen@schn.com



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All notices and communications shall be deemed to have been duly given or made
(i) when delivered by hand, (ii) three (3) business days after being deposited in the U. S. mail, postage prepaid, (iii) when emailed, receipt acknowledged by email response, or (iv) when telecopied, receipt acknowledged. The address, telecopy number or email address to which notices or other communication shall be directed, may be changed from time to time by either party by giving written notice to the other party of the substituted address, telecopy number or email address.

          4.2 SUCCESSORS AND ASSIGNS. The agreement for services of Rosen is personal in nature, and Rosen may not assign or delegate his rights or obligations under this Agreement. This Agreement may not be assigned by the Company without the consent of Rosen. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each party.

          4.3 AMENDMENT AND WAIVER. No supplement, modification or amendment of, or waiver with respect to, this Agreement shall be binding unless executed in writing by both parties.

          4.4 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not limit or otherwise affect the meaning of this Agreement.

          4.5 SEPARABILITY AND CONFLICTS. If one or more of the provisions of this Agreement or any application thereof is declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and any application thereof will in no way be affected or impaired.

          4.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the parties with respect to the subject matter hereof.

          4.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon.


The parties have executed this Agreement on August 20, 2004.

                                     SCHNITZER STEEL INDUSTRIES, INC.
                                     an Oregon corporation



                                     By: /s/  Robert W. Philip
                                         -----------------------------------
                                         President and CEO


                                         /s/  Barry A. Rosen
                                         -----------------------------------




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